                                                                    Exhibit 10.8

                                TRUST AGREEMENT


         This TRUST AGREEMENT is made on June 1, 1993, between MICROSOFT CORPORATION, a Delaware corporation ("Grantor"), and FIRST INTERSTATE BANK OF WASHINGTON, N.A. ("Trustee"), whose address is P.O. Box 21927, Seattle, Washington 98111, and William G. Reed, Jr. (the initial "Beneficiaries' Representative").

         WHEREAS Grantor has agreed to indemnify "Beneficiaries" as defined in
Section 1.1, including but not limited to the Directors and certain executive officers listed in Exhibit A, in accordance with its statutory and contractual obligations, including, but not limited to, those assumed in indemnification agreements in the form attached as Exhibit B to this Agreement or such other forms of indemnification agreement as may be entered into between Grantor and Beneficiaries; and

         WHEREAS Grantor desires to create a trust (the "Trust") to fund its obligations for indemnification of the foregoing directors and officers.

         NOW, THEREFORE, the Trustee accepts the trust created hereby and agrees that it will hold all property which it may receive hereunder, IN TRUST, for the purposes and upon the terms and conditions hereinafter stated and Grantor and Trustee agree as follows:

                                    ARTICLE I

                            THE BENEFICIARIES AND THE

                          BENEFICIARIES' REPRESENTATIVE

         1.1 The Beneficiaries. All present and future members of the Board of Directors or executive officers of Grantor who are specifically given the benefits of this Trust Agreement pursuant to an indemnification agreement substantially similar to the form attached as Exhibit B shall be "Beneficiaries" of the Trust, provided, however, that if there is a "Change in Control" of Grantor no officers or directors elected or appointed after or in connection with such Change in Control shall be entitled to be Beneficiaries who were not Beneficiaries prior to such Change in Control. For purposes of this Agreement, the term "Change of Control" shall mean (a) a tender offer or exchange offer where the purpose of such offer is to take over and control the Company and such offer is accepted by owners of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities, (b) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, (c) the Company transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company, or
(d) during any period of twelve consecutive months, individuals who at the beginning of such twelve month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company. The Beneficiaries' Representative shall promptly notify the Trustee of a Change in Control. A list of the Beneficiaries as of the date of this Agreement is annexed hereto as Exhibit A. Any individual who is or becomes a Beneficiary shall remain so despite his resignation, removal, or other failure to continue to be an officer or member of the Board of Directors during the term of this Agreement.

     1.2 New Beneficiaries. If an individual not listed in Exhibit A is duly elected to the Board of Directors of Grantor or appointed as an executive officer, Grantor agrees to notify the Trustee promptly of such election or appointment by delivering to the Trustee an updated Exhibit A which has been certified by the Secretary of Grantor to be accurate and to have been prepared in good faith. The Trustee shall have the right to rely on the accuracy and completeness of the most recent Exhibit A so provided.

     1.3 Beneficiaries' Representative. All communications or demands made by and among the Trustee and the Beneficiaries are to be made through the individual then designated as the Beneficiaries' Representative. The Beneficiaries' Representative shall have the exclusive right to make demands from time to time on the Trustee to direct payment to one or more of the Beneficiaries.

     1.4 Identity of Beneficiaries' Representative. The Beneficiaries' Representative shall be a present or past non-employee director of Grantor, designated in writing to the Trustee and Grantor by a majority of the then living past and present nonemployee directors who are Beneficiaries under this Agreement. The Trustee and Grantor shall be entitled to rely on the original appointment of that individual as the Beneficiaries' Representative unless notified in writing of a change in the Beneficiaries' Representative, which writing must be signed by at least a majority of the then living past and present nonemployee directors who are Beneficiaries under this Agreement. The Trustee shall then be entitled to rely on such subsequent appointment as of the date such writing is received by the Trustee. The Trustee shall be entitled to rely on the accuracy and completeness of a written list delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the individuals who constitute the then living past and present nonemployee directors who are Beneficiaries under this Agreement. In the absence of an effective appointment of a Beneficiaries' Representative, the Trustee or any Beneficiary may, after ten days' written notice to all Beneficiaries, petition a court of competent jurisdiction at the expense of the Trust for appointment of a Beneficiaries' Representative who need not be a Beneficiary (if none are willing or able to serve), but shall in no event be an officer or director elected or appointed after a Change in Control who was not a Beneficiary prior to such Change in Control. The designation or appointment of a successor Beneficiaries' Representative shall become effective only upon the execution of a counterpart of this Trust Agreement whereby such successor Beneficiaries'

Representative shall assume and become bound by all the duties and responsibilities under this Trust Agreement and each indemnification agreement covered by this Trust Agreement.

         1.5 Right of Beneficiaries to Receive Payments. The rights of the Beneficiaries to demand and receive distributions from the Trustee shall not be affected or diminished in any way by the existence of any dispute between Beneficiaries and Grantor, and the Trustee shall be entitled to rely upon the simple demand of the Beneficiaries' Representative pursuant to Section 2.7 in making distributions from the Trust Fund. Such distributions shall be made notwithstanding any notice or demand by or on behalf of Grantor that the distributions should not be made, whether based on Grantor's claim that any Beneficiary is not entitled to some or all of the amount of such distributions or otherwise. The Trustee shall have no responsibility or liability to Grantor for making any payment despite having received any such notice or demand by or on behalf of Grantor. The Trustee shall have no responsibility to inquire into the accuracy or truthfulness of any such notice or demand, whether from the Grantor or the Beneficiaries' Representative.

                                   ARTICLE II

                                 THE TRUST FUND

         2.1 Trust Fund. The Trustee shall hold all property received by it hereunder as one fund which, together with the income and gains therefrom and additions thereto, shall constitute the Trust Fund.

          2.2 Minimum Balance. Grantor hereby delivers to the Trustee the sum of $7,000,000 in cash (the "Minimum Balance"), the receipt of which is hereby acknowledged by the Trustee, to be held IN TRUST in accordance with the terms of this Agreement. Nothing contained herein shall preclude Grantor from making additional deliveries of funds from time to time to the Trustee, whether required under the terms of this Agreement or not, to be held IN TRUST as part of the Trust Fund.

          2.3 Maintenance of Minimum Balance. The Trustee agrees to provide monthly reports to Grantor and the Beneficiaries' Representative showing the current fair market value of the Trust Fund. If any such report shows that the current fair market Value of the Trust Fund is less than the Minimum Balance, then within ten days after such report, Grantor agrees to deliver cash funds to the Trustee equal to the difference between the fair market value of the Trust Fund and the Minimum Balance so that the thrust fund balance is at least equal to the Minimum Balance. Notwithstanding the foregoing, Grantor shall have no obligation to make payments to the Trustee in excess of $100,000,000 over the term of this Trust Agreement.

          2.4 Additional Contributions. Subject to the aggregate limitations of $100,000,000 for all Beneficiaries as set forth in Section 2.3, Grantor further agrees to make additional contributions to the Trust Funds within ten (10) days after receipt of a written request from the Beneficiaries' Representative certifying in good faith that Claims have or are reasonably expected to be asserted against Beneficiaries and that estimated Losses and Expenses for all pending, threatened or anticipated
Claims against all the Beneficiaries are reasonably expected to exceed the then Trust Fund balance. A copy of such written certification shall be provided to the Trustee at the same time and in the same manner as it is provided to Grantor. Such written certification shall be accompanied by an opinion of independent counsel to the effect that based on the information made known to such counsel that the Claims are not Excluded Claims and that the amount requested is reasonable. Independent counsel shall be selected by the Beneficiaries' Representative and shall have no present or past professional relationship to the Beneficiaries who are the subject of the Claims. The terms "Claims," "Losses," "Expenses" and "Excluded Claims" shall have the same meaning as defined in the Indemnification Agreement attached as Exhibit B.

          2.5 Excess Balance. If the fair market value of the Trust Fund shall exceed the Minimum Balance, plus any additional contributions which continue to be required pursuant to Section 2.4, Grantor shall be entitled to withdraw an amount equal to the excess over the Minimum Balance with the written consent of the Beneficiaries' Representative.

          2.6 Direction of Investment. Notwithstanding anything contained herein to the contrary, Grantor retains the right to direct the investment of the Trust Fund and the Trustee shall have no duty to review or recommend investments. In the event the Trustee is required to make a distribution pursuant to Section 2.7 hereof at a time when the Trust Fund has insufficient cash to cover such distribution, the Trustee shall seek the advice of the Grantor with regard to which Trust investments to liquidate in order to cover the required distribution; if the Grantor does not respond to the Trustee's inquiry within forty-eight (48) hours the Trustee shall use its discretion in choosing which investments to liquidate.

           2.7 Distributions From Trust Fund. The Trustee shall make distributions to a Beneficiary from the Trust Fund only upon demand of the Beneficiaries' Representative. Each such demand shall be submitted to the Trustee, in writing, signed by the Beneficiaries' Representative, and shall state (i) that such demand is being made pursuant to an indemnification agreement between Grantor and the Beneficiary, (ii) that the demand is for satisfaction of indemnification obligations and the amount being demanded by a Beneficiary, (iii) that, pursuant to the Indemnification agreement, the Beneficiary has certified that he or she is entitled to payment of at least the amount demanded, (iv) that the Beneficiary has previously made demand for payment upon Grantor, and (v) that no part of the amount then being demanded from the Trust Fund has been previously received from the Grantor. A copy of each demand shall be delivered to Grantor by the Trustee. As soon as practicable after such demand is made by the Beneficiaries' Representative, subject to the provisions of Section 1.5, the Trustee shall distribute funds to the Beneficiary specified in such demand in the amount and manner set forth therein. If the Trustee does not have sufficient funds to satisfy all pending demands of Beneficiaries in full, the Trustee shall make all reasonable efforts to make pro rata payments, less any amounts due the Trustee, to the Beneficiaries as specified by the Beneficiaries' Representative. Upon the replenishment of the Trust Fund, in accordance with Section 2.3, the Trustee shall continue to make pro rata distributions, less any amounts due the Trustee, until such demand is satisfied or to satisfy subsequent demands.

     2.8 Taxes. The Grantor agrees to pay any and all taxes on the Trust Fund or the income thereof or which the Beneficiaries or the Trustee would otherwise be required to pay with respect to the interest of any person or persons therein, and to provide the Trustee with proof of payment.

     2.9 Duties and Responsibilities of Beneficiaries' Representative. The Beneficiaries' Representative (and any successor Beneficiaries Representative) shall have the following affirmative duties and responsibilities:

         2.9.l to demand deposits from the Grantor so as to maintain the Minimum Balance of the Trust in accordance with Section 2.3 and any Additional Contributions required by section 2.4 and any indemnification agreement with any Beneficiary;

         2.9.2 to demand payment by the Trustee to a Beneficiary who has made a demand and who, in the good faith judgment of the Beneficiaries' Representative, has satisfied the conditions for indemnification as set forth in this Agreement and the indemnification agreement between the Beneficiary and the Grantor;

          2.9.3 to generally cause the Grantor and Trustee to discharge their respective responsibilities under this Agreement and the responsibilities of the Grantor under each indemnification agreement, including the bringing of legal actions and proceedings to enforce such agreement.

     2.10 Investment Powers of the Trustee. In addition to any powers which the Trustee may have under Washington law, the Trustee shall have, with respect to any property at any time held by him and constituting part of the Trust Fund, the power (subject to Grantor's right pursuant to Section 2.6 to direct the investment of the Trust Fund) to do any of the following:

          2.10.1 To retain any property at any time received by the Trustee;

          2.10.2 To sell or exchange any property at public or private sale for cash or on credit and to grant options for the purchase or exchange thereof;

          2.10.3 To participate in any plan of reorganization, consolidation, merger, combination, liquidation, or other similar plan relating to any property held in the Trust Fund, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale, or other action by any person or corporation;

          2.10.4 To exercise conversion and subscription rights pertaining to any property held in the Trust Fund;

          2.10.5 To extend the time of payment of any obligation held in the Trust Fund;

          2.10.6 To enter into stand-by agreements for future Investment, either with or without a standby fee;

          2.10.7 To lend securities held in any Investment Fund to broker-dealers with whom the Trustee may from time to time conclude securities lending agreements on behalf of the Trust Fund, and to receive collateral for such securities; provided, however, the Trustee shall not lend securities if such lending activity would violate any State or Federal law;

          2.10.8 To exercise all voting rights with respect to any investment and to grant proxies, discretionary or otherwise;

          2.10.9 To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent or cause to be represented the Trust in all suits or legal proceedings in any court or before any other body or tribunal; and

          2.10.10 For the purpose of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property in Trustee's possession; provided, however, that no such loan or advance shall be made by the Trustee hereunder other than temporary advances to the Trust Fund, on a cash or overdraft basis, on which no interest is payable.

     2.11 Administrative Powers of Trustee. The Trustee shall have power, in its sole discretion, to do any of the following:

          2.11.1 To cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

         2.11.2 To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

         2.11.3 To organize under the laws of any state a corporation for the purpose of acquiring and holding title to any property which Trustee is authorized to acquire under this Agreement and to exercise with respect thereto any or all of the powers set forth in this Agreement; and

         2.11.4 To hold uninvested, without liability for interest thereon, such monies received by the Trustee as the Trustee considers necessary to meet anticipated and imminent disbursements.

                                   ARTICLE III

                    RESIGNATION, REMOVAL, OR DEATH OF TRUSTEE

     3.1 Resignation of Trustee. The Trustee may resign at any time by filing his written resignation with Grantor. Such resignation shall take effect sixty days from the date of such filing or upon appointment of a successor pursuant to
Section 3.3, whichever shall first occur.

     3.2 Removal of Trustee. Grantor and the Beneficiaries' Representative may remove the Trustee at any time by delivering to the Trustee a written notice of his removal and an appointment of a successor pursuant to Section 3.3.

          3.3 Appointment of Successor Trustee.

              3.3.1 Removal of the Trustee and the appointment of a successor Trustee shall take effect sixty days following delivery to the Trustee of (i) an instrument in writing removing the Trustee and appointing such successor, executed by Grantor and accompanied by an instrument in writing signed by the Beneficiaries' Representative certifying that two-thirds of the then living Beneficiaries agree to such removal and appointment, and (ii) an acceptance in writing, executed by such successor, both acknowledged in the same form as this Agreement. The Trustee may agree to an earlier effective date. In the event of the death or dissolution of the Trustee, the successor trustee shall be appointed by the Grantor with the approval of the Beneficiaries' Representative, which approval shall not be unreasonably withheld, and a writing to such effect and an acceptance in writing, as referred to above, shall be delivered to the Trustee's legal representative.

              3.3.2 All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as Trustee hereunder.

              3.3.3 If a successor is not appointed within sixty days after the Trustee gives notice of his resignation pursuant to Section 3.1, or within sixty days after the Trustee's death, the Trustee or the Beneficiaries' Representative may apply to any court of competent jurisdiction at the expense of the trust for appointment of a successor.

         3.4 Transfer of Fund to Successor. Upon appointment of a successor trustee as set forth above, and after the final account of the Trustee has been settled as provided in Section 5.4, the Trustee shall transfer and deliver the Trust Fund to such successor.

                                   ARTICLE IV

                  DURATION, TERMINATION, AND AMENDMENT OF TRUST

         4.1 Term. This trust shall terminate upon the written consent of the Grantor and two-thirds of the then living Beneficiaries. The Grantor's Board of Directors shall have the right to terminate the Trust unilaterally as of each anniversary of the execution of this Agreement. Any such termination, whether by written consent of two-thirds of the then living Beneficiaries or unilaterally by the Grantor shall be on a prospective basis only, and all provisions of this Agreement shall remain in fu1l force and effect as to any "Claim" relating to a "Covered Act" (as those two terms are defined in the indemnification agreement attached as Exhibit B) which Covered Act occurs prior to the effective date of such termination. Notice of such termination shall be given to the Trustee by an instrument in writing executed by the Grantor and the Beneficiaries' Representative together with a certified copy of the resolution of the Board of Directors of Grantor authorizing such termination. Copies of such notice shall also be given to each individual Beneficiary, the provisions of Section 1.3 notwithstanding. Termination shall be effective when such notices are effective pursuant to Section 6.6.

         4.2 Distribution Upon Termination. When this Trust is terminated in accordance with Section 4.1, the Trustee shall distribute the Trust Fund to Grantor less any full and adequate provision for any distributions to be made pursuant to any outstanding demands under Section 2.7 and any deductions authorized or required by Section 5.3 hereof.

         4.3 Amendment of Trust Instrument. This trust may not be amended by Grantor except upon the written consent of two-thirds of the then living Beneficiaries and the Trustee, provided that no such amendment shall deny, limit or otherwise modify the then existing rights of any Beneficiary who does not so consent. Notice of such amendment shall be given to the Trustee by an instrument in writing executed by the Grantor and the Beneficiaries' Representative acknowledged in the same form as this Agreement, together with a certified copy of the resolution of the Board of Directors of Grantor authorizing such amendment. The Grantor shall send a copy of such notice to each individual Beneficiary, the provisions of Section 1.3 notwithstanding.

                                    ARTICLE V

                      RIGHTS AND OBLIGATIONS OF THE TRUSTEE

         5.1 Duties of Trustees. The duties and liabilities of the Trustee shall at all times be limited to those expressly stated in this Agreement. The Trustee shall discharge his duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale, or exchange or any investment in good faith and in accordance with the Grantor's directions and the provisions of this Agreement.

     5.2 Indemnification of Trustee. The Trustee shall not be liable for any action taken or omitted by him in good faith and believed by him to be authorized hereby or within the rights or powers conferred upon him hereunder, or taken or omitted by him in accordance with advice of counsel (which counsel may be of the Trustee's own choosing and which may be house counsel of the Trustee), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Grantor agrees to indemnify the Trustee and hold him harmless against any and all liabilities, losses, claims, expenses, (including reasonable attorneys' fees), and damages incurred by him hereunder, except for liabilities, losses, claims, expenses, and damages incurred by the Trustee resulting from his own willful misconduct or gross negligence.

     5.3 Expenses and Compensation. The Trustee shall pay from the Trust Fund, to the extent not paid by Grantor, the Trustee's reasonable expenses of administration of the Trust, including reasonable compensation of counsel (including house counsel) and any agents engaged by the Trustee to assist him in such administration. The Grantor shall pay the Trustee reasonable compensation for his services as Trustee hereunder and the Trustee shall have a lien on the Trust Fund for such compensation and expenses until paid.

          5.4 Settlement of Accounts of Trustees. The Trustee shall keep full accounts of all of his receipts and disbursements. His financial statements, books, and records with respect to the Trust fund shall be open to inspection by the Grantor or the Beneficiaries' Representative or their representatives at all reasonable times during business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Beneficiaries' Representative.

          Within ninety days after the close of each fiscal year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign, and submit in duplicate to Grantor an account of his acts and transactions as Trustee hereunder. If Grantor finds the account to be correct, Grantor shall sign the instrument of settlement annexed to one counterpart of the account and return such counterpart to the Trustee, whereupon the account shall become an account stated as between the Trustee and Grantor. If within ninety days after receipt of the account or any amended account Grantor has not signed and returned a counterpart to the Trustee, nor filed with the Trustee notice of any objection to any act or transaction of the Trustee, the account or amended account shall become an account stated as between the Trustee and Grantor. If any objection has been filed, and if Grantor is satisfied that it should be withdrawn or if the account is adjusted to its satisfaction, Grantor shall deliver to the Trustee its written approval of the account and it shall become an account stated as between the Trustee and the Grantor.

         When an account becomes an account stated, such account shall be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in any action or proceeding in which the Trustee and Grantor were parties.

         The Trustee, the Beneficiaries' Representative, or Grantor shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as hereinabove provided. In any such action or proceeding it shall be necessary to join as parties only the Trustee, the Beneficiaries' Representative, and Grantor (although the Trustee may also join such other parties as he may deem appropriate), and any judgment or decree entered therein shall be conclusive.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Governing Law. The validity, interpretation, performance, and enforcement of this Agreement and the Trust created hereby shall be governed by the laws of the state of Washington. Notwithstanding the foregoing, the rights of the Beneficiaries to receive indemnification from Grantor are governed by the laws of the state of incorporation of Grantor. The parties irrevocably submit to the jurisdiction and venue of any Washington

State or United States Federal Court sitting in Seattle, Washington.

         4.2 Successors. This Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the spouses, heirs, personal and legal representatives, estates, successors, and assigns of the parties hereto and of the Beneficiaries.

         6.3 Third Party Beneficiaries. The Beneficiaries are specifically acknowledged as third party beneficiaries of this Agreement and shall have the right to bring actions to enforce this Agreement where the Beneficiaries' Representative fails to bring such an action or fails to prosecute an action in good faith.

         6.4 Enforcement Expenses. Grantor shall be responsible for all costs and expenses, including reasonable attorneys' fees and costs, incurred in any action brought to enforce or interpret this Agreement, whether brought by the Beneficiaries' Representative, a Beneficiary, the Trustee, or otherwise, unless the court determines that such Claim for enforcement was not brought in good faith or was frivolous.

         6.5 Titles and Headings Not to Control. The titles to Articles and headings of Sections in this Agreement are placed herein for convenience of reference only and in case of any conflict the text of this Agreement, rather than such titles or headings, shall control.

         6.6 Notices, Consents and Other Communications. All notices, consents, or other communications required or contemplated by this Agreement shal1 be in writing and shall be deemed to have been given when delivered either by (a) personal delivery, (b) overnight courier, or (c) postage prepaid return receipt requested certified mail to the last address given to the Trustee by each respective Beneficiary. Notice by personal delivery shall be effective upon the date service is made and notice by certified mail or overnight courier shall be effective on the date it is recorded as delivered by the U.S. Postal Service or the overnight courier, respectively.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Attest:                                       FIRST INTERSTATE BANK OF
                                              WASHINGTON, N.A.
                                              ("Trustee")


/s/ Joan Robinson                             By: /s/ Pamela A. Jorgenson
--------------------------------------            -----------------------------
Attest: Assistant Corporate Secretary
                                              MICROSOFT CORPORATION


                                              ("Grantor")


By: /s/ William H. Neukom                     By: /s/ William H. Gates
   -----------------------------                  -----------------------------

                                               ("Beneficiaries' Representative")


                                              /s/ William G. Reed, Jr.
                                              ---------------------------------
                                              WILLIAM G. REED, JR.